Exhibit 99.1

Contact:

Big 5 Sporting Goods Corporation

Barry Emerson

Executive Vice President and Chief Financial Officer

(310) 536-0611

ICR, Inc.

Jeff Sonnek

Managing Director

(646) 277-1263

BIG 5 SPORTING GOODS CORPORATION ANNOUNCES FISCAL 2025 SECOND QUARTER RESULTS

EL SEGUNDO, Calif., July 29, 2025 — Big 5 Sporting Goods Corporation (Nasdaq: BGFV) (the “Company,” “we,” “our,” “us,” “Big 5”), a leading sporting goods retailer, today reported financial results for the fiscal 2025 second quarter ended June 29, 2025.

Net sales were $184.9 million compared to net sales of $199.8 million for the second quarter of fiscal 2024. Same store sales decreased 6.1% for the second quarter of fiscal 2025 compared to the second quarter of fiscal 2024.

Gross profit for the fiscal 2025 second quarter was $52.2 million, compared to $58.7 million in the second quarter of the prior year. The Company’s gross profit margin was 28.2% in the fiscal 2025 second quarter versus 29.4% in the second quarter of the prior year. The decrease in gross profit margin compared with the prior year primarily reflected lower merchandise margins, which declined 50 basis points year-over-year, along with higher store occupancy and distribution expense, including costs capitalized into inventory, as a percentage of net sales.

Overall selling and administrative expense for the quarter increased by $3.2 million from the prior year primarily reflecting increases in legal and other third-party expense related to the previously-announced merger proposal, higher employee benefit-related expense and store asset impairment charges, partially offset by decreases in employee labor expense. As a percentage of net sales, selling and administrative expense was 40.8% in the fiscal 2025 second quarter, compared to 36.1% in the fiscal 2024 second quarter.

Net loss for the second quarter of fiscal 2025 was $24.5 million, or $1.11 per basic share, and included $2.8 million, or $0.13 per basic share, of merger transaction-related expenses and $1.3 million, or $0.06 per basic share for a non-cash asset impairment charge for certain underperforming stores. This compares to a net loss of $10.0 million, or $0.46 per basic share, in the second quarter of fiscal 2024. In connection with the valuation allowance related to deferred tax assets established in the third quarter of fiscal 2024, net loss for the second quarter of fiscal 2025 does not reflect an income tax benefit, while net loss for the second quarter of fiscal 2024 reflects an income tax benefit of $3.6 million, or $0.16 per basic share.

Adjusted EBITDA was a negative $14.7 million for the second quarter of fiscal 2025, compared to negative $8.7 million in the prior year period. EBITDA and Adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for more details and a reconciliation of non-GAAP EBITDA and Adjusted EBITDA to the most comparable GAAP measure, net income.

“Our second quarter results continue to reflect the challenging macroeconomic and geopolitical environment affecting consumer discretionary spending,” said Steven G. Miller, Chairman, President and CEO. “With respect to our pending go-private transaction with Worldwide Golf and Capitol Hill Group, we are progressing toward an expected closing in the second half of 2025, subject to customary closing conditions and stockholder approval. We believe this transaction represents a compelling opportunity to maximize value for our stockholders while positioning Big 5 for future success.”

Balance Sheet

The Company ended the fiscal 2025 second quarter with $71.4 million of borrowings under the Company’s $150.0 million credit facility and a cash balance of $4.9 million. Merchandise inventories as of the end of the second quarter were consistent with the prior year period.

Store Openings and Closings

The Company currently has 414 stores in operation. During the fiscal 2025 third quarter, the Company expects to close approximately four additional stores and does not expect to open any new stores.

Definitive Agreement to be Acquired

As previously announced, on June 29, 2025, the Company entered into a definitive merger agreement pursuant to which a partnership comprised of Worldwide Golf and Capitol Hill Group will acquire the outstanding shares of the Company’s common stock in an all-cash transaction for $1.45 per share (the “Transaction”). This price represented a premium of approximately 36% to the Company’s 60-day volume-weighted average price at the time of the announcement.

The Transaction is expected to close in the second half of 2025. Upon completion, Big 5’s common stock will no longer be listed on the Nasdaq Stock Exchange, and Big 5 will become a private company. The Transaction is subject to certain closing conditions, including the approval of Big 5’s stockholders.

Additional Information

This communication may be deemed solicitation material in respect of the proposed acquisition of Big 5. A special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed merger. Big 5 has filed with the SEC a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to Big 5 stockholders, and other relevant documents in connection with the proposed merger. This document is not a substitute for the Proxy Statement or any other document which Big 5 may file with the SEC. Investors and securityholders of Big 5 are urged to read the Proxy Statement and other relevant materials carefully and in their entirety when they become available because they will contain important information about the Company and the proposed merger. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Big 5 with the SEC at the SEC’s website at www.sec.gov and at Big 5’s website at https://www.big5sportinggoods.com/store/company/investorrelations.

Participants in the Solicitation

Big 5 and certain of its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in soliciting proxies from Big 5’s stockholders in connection with the proposed merger. Information regarding Big 5’s directors and executive officers, including a description of their direct interests in the merger will be contained in the Proxy Statement. To the extent holdings of Big 5’s securities by its directors or executive officers change after filing of the Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Investors and security holders may obtain free copies of the Proxy Statement using the sources indicated above.

About Big 5 Sporting Goods Corporation

Big 5 is a leading sporting goods retailer in the western United States, currently operating 414 stores under the “Big 5 Sporting Goods” name. Big 5 provides a full-line product offering in a traditional sporting goods store format that averages 12,000 square feet. Big 5’s product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports, fitness, camping, hunting, fishing, home recreation, tennis, golf, and winter and summer recreation.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this communication that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the proposed acquisition of Big 5 Sporting Goods Corporation (“Big 5”) and the expected timing thereof. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on Big 5’s management’s current expectations, estimates, projections, beliefs and assumptions made by Big 5, all of which are subject to change. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond Big 5’s control, and are not guarantees of future results. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements and you should not place undue reliance on any such statements, and caution must be exercised in relying on forward-looking statements. The following factors could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) the proposed merger may not be completed in a timely manner or at all or that the approval of Big 5’s stockholders is not obtained; (ii) the failure to realize the anticipated benefits of the proposed merger; (iii) the possibility that competing offers or acquisition proposals for Big 5 will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances which would require Big 5 to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the merger on Big 5’s ability to retain and hire key personnel, or its operating results and business generally; (vii) there may be liabilities related to the merger that are not known, probable or estimable at this time or unexpected costs, charges or expenses; (viii) the merger may result in the diversion of Big 5’s management’s time and attention to issues relating to the merger; (ix) there may be significant transaction costs in connection with the merger; (x) legal proceedings or regulatory actions may be instituted against Big 5 following the announcement of the merger, which may have an unfavorable outcome; (xi) Big 5’s stock price may decline significantly if the merger is not consummated; (xii) Big 5’s ability to implement its business strategies; (xiii) the risks related to financing of the proposed transaction; and (xiv) the unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities or current or future pandemics or epidemics, as well as Big 5’s response to any of the aforementioned factors. In addition, a number of other important factors could cause Big 5’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to those important factors discussed under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of Big 5’s Annual Report on Form 10-K for its fiscal year ended December 29, 2024, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by Big 5, each as filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in Big 5’s other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investor Relations section of Big 5’s website at https://www.big5sportinggoods.com/store/company/investorrelations. These risks should not be considered a complete statement of all potential risks and uncertainty, and are discussed more fully, along with other risks associated with the proposed transaction, in the Proxy Statement (as defined below) to be filed with the SEC in connection with the proposed transaction. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

All forward-looking statements are expressly qualified in their entirety by such factors. Except as required by law, Big 5 does not undertake any obligation to publicly update or review any forward-looking statement, whether because of new information, future developments or otherwise. These forward-looking statements should not be relied upon as representing Big 5’s views as of any date subsequent to the date of this communication.

Non-GAAP Financial Measures

In addition to reporting our financial results in accordance with generally accepted accounting principles (“GAAP”), we are providing non-GAAP earnings before interest, income tax expense, depreciation and amortization (“EBITDA”) and any other adjustments (“Adjusted EBITDA”). EBITDA and Adjusted EBITDA are not prepared in accordance with GAAP and exclude certain items presented below. We use EBITDA and Adjusted EBITDA internally for forecasting purposes and as factors to evaluate our operating performance. We believe that Adjusted EBITDA provides useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of core operating results and business outlook. While we believe that EBITDA and Adjusted EBITDA can be useful to investors in evaluating our period-to-period operating results, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP. In addition, our definition or calculation of these non-GAAP measures may differ from similarly titled measures used by other companies, limiting the usefulness of these financial measures for comparison to other companies. We believe the GAAP measure that is most comparable to non-GAAP EBITDA and Adjusted EBITDA is net (loss) income, and a reconciliation of our non-GAAP EBITDA and Adjusted EBITDA to GAAP net (loss) income is provided below.

	13 Weeks Ended		26 Weeks Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
	(In thousands)
GAAP net loss (as reported)	$(24,540)	$(10,004)	$(41,790)	$(18,290)
+ Interest expense (as reported)	1,330	82	2,142	205
+ Income tax expense (benefit) (as reported)	8	(3,581)	9	(6,399)
+ Depreciation and amortization (as reported)	4,354	4,768	8,787	9,285

EBITDA	$(18,848)	$(8,735)	$(30,852)	$(15,199)

+ Expense related to merger proposal	2,814	—	2,814	—
+ Store asset impairment	1,311	—	1,311	—

Adjusted EBITDA	$(14,723)	$(8,735)	$(26,727)	$(15,199)

# # #

FINANCIAL TABLES FOLLOW

BIG 5 SPORTING GOODS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share amounts)

	June 29, 2025	December 29, 2024
ASSETS
Current assets:
Cash	$4,856	$5,418
Accounts receivable, net of allowances of $31 and $59, respectively	9,048	10,252
Merchandise inventories, net	283,271	260,307
Prepaid expenses	8,923	10,192

Total current assets	306,098	286,169

Operating lease right-of-use assets, net	255,516	261,887
Property and equipment, net	46,596	51,788
Other assets, net of accumulated amortization of $3,464 and $3,127, respectively	8,978	9,522

Total assets	$617,188	$609,366

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69,836	$69,728
Accrued expenses	57,460	58,946
Current portion of operating lease liabilities	66,920	70,288
Current portion of finance lease liabilities	3,686	3,642

Total current liabilities	197,902	202,604

Operating lease liabilities, less current portion	199,264	202,894
Finance lease liabilities, less current portion	7,600	8,558
Long-term debt	71,414	13,756
Other long-term liabilities	6,118	5,943

Total liabilities	482,298	433,755

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, authorized 50,000,000 shares; issued 27,225,976 and 26,998,880 shares, respectively; outstanding 22,918,721 and 22,691,625 shares, respectively	271	269
Additional paid-in capital	132,267	131,215
Retained earnings	56,609	98,384
Less: Treasury stock, at cost; 4,307,255 shares	(54,257)	(54,257)

Total stockholders’ equity	134,890	175,611

Total liabilities and stockholders’ equity	$617,188	$609,366

BIG 5 SPORTING GOODS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	13 Weeks Ended		26 Weeks Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net sales	$184,894	$199,824	$360,541	$393,251
Cost of sales	132,729	141,100	254,048	274,129

Gross profit	52,165	58,724	106,493	119,122
Selling and administrative expense	75,367	72,227	146,132	143,606

Operating loss	(23,202)	(13,503)	(39,639)	(24,484)
Interest expense	1,330	82	2,142	205

Loss before income taxes	(24,532)	(13,585)	(41,781)	(24,689)
Income tax expense (benefit)	8	(3,581)	9	(6,399)

Net loss	$(24,540)	$(10,004)	$(41,790)	$(18,290)

Loss per share:
Basic	$(1.11)	$(0.46)	$(1.89)	$(0.84)

Diluted	$(1.11)	$(0.46)	$(1.89)	$(0.84)

Weighted-average shares of common stock outstanding:
Basic	22,157	21,956	22,090	21,894

Diluted	22,157	21,956	22,090	21,894